SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2001

SPEEDFAM-IPEC, INC.

(Exact name of Registrant as specified in its charter)

Illinois	0-26784	36-2421613

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 North 54th Street
Chandler, AZ 85226
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (480) 705-2100

Not Applicable
(Former name or former address, if changed since last report)

INDEX TO EXHIBITS
EX-99.1

ITEM 5. OTHER EVENTS

         On October 5, 2001, SpeedFam-IPEC, Inc. (“SFI”), a Illinois corporation, announced that SFI, SpeedFam-IPEC Corp. (“SFC”), Integrated Process Equipment Corp. (“IPEC”), and IPEC Precision, Inc. (“IPI”) have settled their litigation with MEMC Electronic Materials, Inc. (“MEMC). The settlement agreement calls for a payment of $1.8 million to MEMC. In addition, the parties executed mutual releases of all claims relating to the joint development program existing as of September 27, 2001. SFI, SFC, IPEC, and IPI also agreed to transfer to MEMC all of their ownership or other interests, shares, or equity in Plasmasil, L.L.C. A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

99.1 Press Release dated October 5, 2001.

         Pursuant to the requirements of the Securities Exchange Act of 1934, SpeedFam-IPEC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpeedFam-IPEC, Inc.

By: /s/ J. Michael Dodson

J. Michael Dodson

Chief Financial Officer

Date: October 10, 2001

INDEX TO EXHIBITS

99.1	Press Release dated October 5, 2001.